Exhibit p.1

                              Aeltus Code of Ethics

                                 CODE OF ETHICS

                       AELTUS INVESTMENT MANAGEMENT, INC.
                                  MARCH 1, 1999

                                 CODE OF ETHICS


                       AELTUS INVESTMENT MANAGEMENT, INC.


INTRODUCTION
--------------------------------------------------------------------------------
       Aeltus has the privilege of being retained by our clients to manage their assets. As investment managers, we are fiduciaries to our clients. And, as fiduciaries, we must always put our clients' best interests first, avoiding even the appearance of conflicts of interest with our clients.

       The Code of Ethics (Code) has been adopted by Aeltus' Senior Management and applies to all directors, officers and employees (including consultants and part-time hires) of Aeltus Investment Management, Inc. and its subsidiaries (Aeltus). The Code covers personal securities transactions by Aeltus directors, officers, employees, members of their immediate families, persons who reside with them, and relatives who are supported by them.

       Administration of the Code is the responsibility of our Compliance Officers. Enforcement of the Code is the responsibility of Senior Management. Our Compliance Officers are responsible for reviewing and investigating any reported or suspected violations of the Code and reporting their findings to Senior Management. If the investigation discloses that a violation has occurred, Senior Management will recommend appropriate actions and sanctions, which may include termination of employment.

       Senior Management believes that compliance with the Code will help prevent actual or perceived conflicts of interest caused by personal securities transactions. Senior Management also believes that the Code is reasonable and that it is not overly restrictive.

       From time to time, the Code may be revised. If you have any questions regarding the Code, please contact one of our Compliance Officers.


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DEFINITIONS
--------------------------------------------------------------------------------
       Whenever used in the Code, and unless the context indicates otherwise, the following terms have the following meanings:

       1. "Employee" means every officer, director or person employed (including consultants and part-time employees) by Aeltus Investment Management or its subsidiaries.

       2. "Pre-Clearance Officer" are those Employees designated by Senior Management to pre-clear personal securities transactions and whose names are shown on Appendix A.

       3. "Restricted List" means the list that the investment department provides to the Compliance Department, which includes those securities that are being purchased or sold for client accounts and securities that are prohibited from purchase or sale by client accounts or Employees for various reasons (e.g., large concentrated ownership positions or possession of material, non-public information).

              NOTE: Because of the nature of the selection process regarding securities being purchased or sold pursuant to a computer-determined program trade ("Program Trade"), securities involved in a Program Trade may not be included on the Restricted List.

       4.  "Security" means ALL securities EXCEPT:

              o shares of registered open-end investment companies (mutual funds);
              o direct obligations of the U.S. Government (but not its agencies or instrumentalities e.g., FNMA or GNMA, etc.);
              o   bankers' acceptances;
              o   bank certificates of deposit;
              o   commercial paper;
              o money market instruments, including repurchase agreements and other high-quality short-term debt instruments.

       These exceptions will hereinafter be referred to as "exempt securities".

       5.  "Account" for which pre-clearance is required means:

o   an Employee's own account;
o an account in which an Employee has a beneficial interest and can influence investment decisions;
o   a personal account of a member of the Employee's household; and
o an account over which an Employee exercises investment discretion in a capacity other than as an Employee.


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POLICY
--------------------------------------------------------------------------------

       Parallel Investing.
       ------------------

       Subject to the provisions of the Code, Employees may own the same securities as those acquired by Aeltus for its clients.

       Priority of Client Interests.
       ----------------------------

       Every Employee must give priority to the interests of Aeltus clients over his or her own interest in making a personal investment.

       To effect this policy:

       o Employees may not knowingly execute a securities transaction in securities listed on the Restricted List.

       o Equity Department Employees may not knowingly execute a securities transaction without complying with the "Pre-Clearance of Investments" provision in the Procedures Section of the Code.

       o Portfolio managers are prohibited from knowingly buying or selling a security within seven (7) calendar days before and seven (7) calendar days after a client that he or she manages trades in that security.

           NOTE: Even though securities involved in a Program Trade may not be listed on the Restricted List, portfolio managers whose clients are buying or selling securities in a Program Trade are prohibited from knowingly buying or selling these securities in their personal accounts (refer to "Account For Which Pre-Clearance Is Required" in the Procedures Section of the Code).

           NOTE: Because of the nature of the selection process regarding securities being purchased or sold pursuant to a Program Trade, portfolio managers whose clients purchased or sold securities in a Program Trade are not restricted to the seven (7) calendar day prohibition mentioned above.

       Conflict with Clients.
       ---------------------

       No Employee may knowingly buy, sell or dispose in any manner, including by gift, a personal securities investment which would cause, or appear to cause, a conflict with the interests of an Aeltus client.

       Responsibility to Disclose Possible Conflict Before Client Transaction.
       ----------------------------------------------------------------------

       Before an Employee recommends, directs, executes or participates in any security transaction involving an Aeltus client, such Employee will disclose to a Pre-Clearance Officer all relevant details concerning any possible conflict, or appearance of conflict, between his or her personal investments and the interests of an Aeltus client. For example, the capitalization and trading volume of a security owned by an Employee may be relevant in determining whether there is a possible conflict of interest if that Employee participates in a decision to buy or sell that security for an Aeltus client.


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       Moreover, an Employee is expected to use common sense and professional judgment to determine if he or she should disclose personal information as a possible basis for conflict of interest.

       Full Disclosure of Personal Securities Investments.
       --------------------------------------------------

       In order to enable Aeltus to determine compliance with the Code, every Employee, when requested by a Compliance Officer, will disclose all information about his or her Accounts and personal securities investments.

       The following reports of Accounts will be required of all Employees:

       o within seven (7) calendar days of their employment start date (or appointment in the case of certain directors or consultants), the New Hire Holdings Report (see Appendix B), which describes all Securities holdings as of their employment start date by Aeltus. Any Employee who fails to submit the report within seven (7) calendar days of their employment start date will be prohibited from engaging in any personal securities transactions;

       o within ten (10) days of the end of each calendar quarter, the Quarterly Securities Transactions Report (see Appendix C) which describes all Securities transactions made during the previous quarter;

       o within ten (10) days of the end of the calendar year, the Annual Report of Holdings (see Appendix D) which lists all Securities holdings.

       Aeltus Influence.
       ----------------

       No Employee will use the influence of his or her position to obtain a personal trading advantage.

       Change in Ownership of Securities by Clients.
       --------------------------------------------

       No Employee will conduct any personal securities transaction on the basis of knowledge of: (i) a client's plans; (ii) a change, or possible change in Aeltus' investment policy; (iii) a buying or selling program for Aeltus clients; or (iv) the investment results Aeltus anticipates generating for a client. For example, an Employee will neither purchase a security nor sell his or her position in that security when he or she knows that Aeltus intends to purchase or sell that security for its clients.

       Pre-Clearance of Trades.
       -----------------------

       No Employee shall buy, sell or transfer by gift any Security unless the Employee has obtained "Pre-Clearance" in accordance with the pre-clearance procedures described in the Procedures section of the Code.

       Material Non-Public Information.
       -------------------------------

       No Employee will trade or recommend trading in securities on the basis of material non-public information. Employees are subject to the provisions of Aeltus' Policies and Procedures Governing Insider Trading Activity.


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       Founder's Stock.
       ---------------

       No Employee will purchase, or otherwise acquire in any manner, founder's stock of any corporation.

       Initial Public Offerings.
       ------------------------

       No Employee will purchase any security in an initial public offering.

       Non-Public Securities.
       ---------------------

       Personal investments in non-public securities are subject to the same rules as personal investments in publicly traded securities, including the Pre-Clearance process described in the Procedures section of the Code.

       In the event that an Employee is granted permission to make a personal investment in a non-public security, that Employee will not participate in the consideration of whether clients should invest in that issuer's public or non-public securities. Such consideration will be subject to independent review by investment personnel with no personal investment in that issuer.

       Pre-Clearance of Gifts.
       ----------------------

       No Employee will dispose of securities by gift without having obtained "Pre-Clearance" in accordance with the pre-clearance procedures described in the Procedures section of the Code.

       Receipt of Gifts.
       ----------------

       No Employee may receive any gift or other thing of more than de minimus value from any person or entity that does business with Aeltus. Employees who receive a gift or other thing of more than de minimus value from any person or entity that does business with Aeltus should immediately contact a Compliance Officer to determine the proper disposition of such gift.

       Short-Term Trading.
       ------------------

       Employees should focus their energy toward providing Aeltus and its clients with their maximum attention and effort. Senior Management believes that if Employees were to systematically engage in a pattern of short-term trading (i.e., effecting frequent securities transactions) for their Accounts, they would be doing so at the expense of Aeltus and its clients as such Employee's attention would be diverted from their responsibility to Aeltus and its clients to their own personal needs. Accordingly, Employees should not effect frequent securities transactions for their Accounts.

       In addition, Senior Management believes that Employees should not profit in the purchase and sale, or sale and purchase of the same security within 60 calendar days. While Senior Management recognizes that short-term trading strategies are generally well within the parameters of existing legal requirements, a general prohibition on short-term trading profits (i.e., the purchase and sale, or sale and purchase of the same or


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       equivalent securities within 60 calendar days) can serve as an important prophylactic device against allegations of conflicts of interest (e.g., front-running client transactions). Accordingly, the prohibition against short-term trading profits is designed to minimize the possibility that Employees will capitalize inappropriately on the market impact of trades involving client transactions to which they possibly may be privy.

       Senior Management understands that while this policy may impose a standard more onerous than that presently common throughout the investment management industry, it believes that this policy will help to reduce allegations of conflicts of interest. In certain circumstances, and as determined on a case-by-case basis, exceptions may be allowed when no abuse is involved and the fairness of the situation strongly supports an exemption.

       Employees who breach the above policies may be subject to certain sanctions including, but not limited to, reprimand, disgorgement ofs profits, suspension and terminations.

       NOTE: Short-term trading profits obtained in an Account from the exercise of employee stock options and the subsequent sale of the underlying stock are exempt from this prohibition and are, instead, viewed as a form of employee compensation.

       Service as a Director or Officer.
       --------------------------------

       Absent prior approval of Senior Management, Employees may not serve as directors or officers of unaffiliated public or private companies.

       Aetna Inc. Code of Conduct.
       --------------------------

       All Employees are subject to the Aetna Inc. Code of Conduct and must abide by all its requirements, including its requirements pertaining to transactions in Aetna securities.


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PROCEDURES
--------------------------------------------------------------------------------

       Absence of Conflict of Interest.
       -------------------------------

       Before buying or selling a security in his or her Account, an Employee should ask the following questions:

       o "Will the investment cause my economic interest to conflict, or appear to conflict, with the interests of an Aeltus client either now or at some later time?"

       o "Would I be embarrassed if The Wall Street Journal had an article regarding my personal investment?"

       o "Would I be embarrassed to discuss the matter with my mother or father?"

       Unless the answer is a confident "NO", the investment should not be made.

       Pre-Clearance of Investments.
       ----------------------------

       Employees must obtain approval from a Pre-Clearance Officer prior to entering an order to buy, sell or transfer by gift all Securities in an Account, except Exempt Securities.

       NOTE: Equity Department Employees must pre-clear their equity transactions through pre-clearance officers listed under "For Equity Department Employees" on Appendix A.

       NOTE: In order to avoid any appearance of impropriety where an employee is asked to pre-clear a personal securities transaction submitted by his or her supervisor, persons occupying the following offices will pre-clear as follows:

       (1) Chief Executive Officer through Equity Department Pre-Clearance Officers and countersigned by Compliance Department Pre-Clearance Officers;
       (2) Chief Operating Officer through Equity Department Pre-Clearance Officers and countersigned by Compliance Department Pre-Clearance Officers;
       (3) Head of Equity Department through Equity Department Pre-Clearance Officers (except himself or herself) and countersigned by Compliance Department Pre-Clearance Officers;
       (4) Head Equity Trader through Head of Equity Department;
       (5) Chief Compliance Officer through Equity Department Pre-Clearance Officers.

       Account For Which Pre-Clearance Is Required.
       -------------------------------------------

       Employees must obtain pre-clearance of trades for all Securities transactions made in an Account.

       It is not necessary to obtain pre-clearance for investments which are made by an independent fiduciary (i.e., a discretionary account) for an Account, securities purchased through an automatic payroll deduction program where the timing of purchases is controlled by someone other than the Employee, purchases which are part of an automatic dividend reinvestment plan, and purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent


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       such rights were acquired from such issuer. Sales of Securities obtained as a result of the exercise of such rights, however, must be pre-cleared.

       Evaluation of Request for Pre-Clearance.
       ---------------------------------------

       A Pre-Clearance Officer will evaluate a request for pre-clearance and consider whether the transaction would violate any provisions of the Code. It is expected that in making such determination, a Pre-Clearance Officer may consider the following information:

       o   The information regarding the transaction;

       o   Previously submitted requests for pre-clearance of personal trades;

       o Information from the portfolio managers regarding securities currently under consideration for purchase or sale by Aeltus' clients;

       o The Aeltus electronic trading system as to all securities owned by Aeltus' clients;

       o   The Restricted List; and

       o   Other appropriate sources.


       Response to Request for Pre-Clearance.
       -------------------------------------

       A Pre-Clearance Officer's response to the request for pre-clearance will include:

       o Making a telephone call to the Employee requesting pre-clearance, to either approve or deny the request, and

       o Filing a copy of the Pre-Clearance form with the Compliance Department (a sample copy of which is included as Appendix E).

       Time for Which A Transaction is Approved.
       ----------------------------------------

       An Employee may authorize his or her broker to execute a transaction only on the day on which approval for that transaction is given. If the transaction is not completed on that day, the Employee must again obtain pre-clearance for the transaction on each day that the Employee would like to effect the transaction.

       Post Execution Reporting.
       ------------------------

       At the close of each calendar quarter, the Compliance Department will forward a copy of the Personal Securities Transactions Quarterly Report (see Appendix C) to every Employee. Within ten (10) calendar days of the end of each calendar quarter, every Employee must complete and return to the Compliance Department the Quarterly Report, which describes all reportable securities transactions of personal investments executed during the preceding three months.

       At the close of each calendar year, the Compliance Department will forward a copy of the Annual Securities Holdings Report (see Appendix D) to every Employee. Within ten


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       (10) calendar days of the end of each calendar year, every Employee must complete and return to the Compliance Department the Annual Report, which describes all reportable securities then held in the Employee's account(s).

       Confidentiality.
       ---------------

       All information submitted to the Aeltus Compliance Department pursuant to pre-clearance and post execution reporting procedures will be treated as confidential information. It may, however, be made available to governmental and securities industry self regulatory agencies with regulatory authority over Aeltus as well as to Aeltus' auditors and legal advisors, if appropriate.

SUPERVISORY PROCEDURES
--------------------------------------------------------------------------------

       Exceptions to Policy and Procedures.
       -----------------------------------

       Because all fact situations cannot be contemplated, Aeltus' Chief Compliance Officer and Senior Management retain the authority to permit exceptions to the above policies and procedures when to do so is consistent with the interests of Aeltus and its clients.

       Administration of the Code.
       --------------------------

       In order to ensure observance of these policies and procedures relating to personal investments, Senior Management will:

       o   Distribute the Code to all Employees;

       o Provide educational programs to familiarize Employees with relevant policies and procedures;

       o Set an example by their personal actions of compliance with the letter and spirit of Aeltus' policies and procedures;

       o Require observance of Aeltus' policies and procedures and, if such policies and procedures are violated, determine the appropriate sanction for the offender, which may include termination of employment;

       o Review on a regular basis and update as necessary Aeltus' policies and procedures;

       o   Reconcile Pre-Clearance approvals with Quarterly Report forms;

       o Take appropriate actions to ensure compliance with the policies and procedures of the Code; and

       o Maintain and review records related to personal securities transactions.

       Each Employee will be required periodically to certify that they have read and understood the policies and procedures contained in the Code (see Appendix F).


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                                   APPENDIX A


                             PRE-CLEARANCE OFFICERS

                  William Bartol             (860) 275 - 2266

                  Marlene Brigham            (860) 275 - 2110

                  Brian Kawakami             (860) 275 - 3599

                  Patricia Vazquez           (860) 275 - 4069



                         FOR EQUITY DEPARTMENT EMPLOYEES

                  Heather Bentley            (860) 275 - 2436

                  James Chiecko              (860) 275 - 3746

                  Neil Kochen                (860) 275 - 2423

                  Sara Pihl                  (860) 275 - 3747

                  Kristen Pinchera           (860) 275 - 2445

                  Nancy Postel               (860) 275 - 2434

                  Peter Walsh                (860) 275 - 3749


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                                   APPENDIX B

                            NEW HIRE HOLDINGS REPORT
                            ------------------------

Date of Hire: ____________, 199_

FILING OF REPORT IS REQUIRED AS OF YOUR EMPLOYMENT START DATE OF HIRE. PLEASE NOTE THAT YOU DO NOT HAVE TO REPORT HOLDINGS OF EXEMPT SECURITIES (AS DEFINED IN THE CODE OF ETHICS).

[  ] No Holdings To Report (Check if applicable)

Print Name __________________________________________


 Title of                     Quantity    Broker
Security*                       Held      or Bank   *Disclaimer (Check if applicable, give reasons)
---------                     -------     -------









* The undersigned declares that the recording of the holding checked in this column shall not be construed as an admission that he/she had any direct or indirect ownership in the security described.

IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR MOST RECENT ACCOUNT STATEMENT(S) AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN. IF YOU HAVE ANY QUESTIONS OR CONCERNS RELATED TO THIS FORM, PLEASE FEEL FREE TO CONTACT ONE OF THE FIRM'S COMPLIANCE OFFICERS.

Date:         _________________________________

Signature:    _________________________________


PLEASE FORWARD TO THE CHIEF COMPLIANCE OFFICER, SH11.


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                                   APPENDIX C

                    QUARTERLY SECURITIES TRANSACTIONS REPORT
                    ----------------------------------------

                      For Quarter Ending _________________

FILING OF REPORT IS REQUIRED WHETHER OR NOT TRANSACTIONS OCCURRED. PLEASE NOTE THAT YOU DO NOT HAVE TO REPORT TRANSACTIONS IN EXEMPT SECURITIES.

[ ] No Transactions To Report (Check if applicable)

Print Name ______________________________________


Trade                       **Quantity   **Quantity          Broker
Date   Title of Security*    Purchased       Sold     Price  or Bank   ***Disclaimer
-----  ------------------    ----------   ----------  -----  --------  (Check if applicable, give reasons)














* The undersigned declares that the recording of the transaction checked in this column shall not be construed as an admission that he/she had any direct or indirect ownership in the security described in the transaction.

** If you have acquired or disposed of a security in a transaction other than a purchase or sale (e.g., by gift), please describe the nature of the transaction.

*** The undersigned declares that the recording of the transaction listed in this column shall not be construed as an admission that he/she has or had any direct or indirect ownership in the security described in the transaction.

IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.

       Date: _________________        Signature:_____________________________


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                                   APPENDIX D

                       AELTUS INVESTMENT MANAGEMENT, INC.

                  ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS

FILING OF REPORT IS REQUIRED WITHIN TEN (10) DAYS OF CALENDAR YEAR-END. PLEASE NOTE THAT YOU DO NOT HAVE TO REPORT HOLDINGS OF EXEMPT SECURITIES.

[ ] No Holdings To Report (Check if applicable)

Print Name ___________________________________

Title of   Quantity    Broker
Security     Held      or Bank  *Disclaimer (Check if applicable, give reasons)
--------   -------     -------   ----------

















       * The undersigned declares that the recording of the transaction listed in this column shall not be construed as an admission that he/she has or had any direct or indirect ownership in the security described in the transaction.

PLEASE FORWARD TO THE CHIEF COMPLIANCE OFFICER, SH11.


IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.

Date: _________________________________


Signature: ______________________________


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                                   APPENDIX E

                       AELTUS INVESTMENT MANAGEMENT, INC.

                   REQUEST FOR PERSONAL SECURITIES TRANSACTION

                               PRE-CLEARANCE FORM

Name:__________________________________________________________________________

Department:____________________________________________________________________

Date:__________________________________________________________________________

Time:__________________________________________________________________________

Security:______________________________________________________________________


Type of Account

Individual ______  Joint ________   Spousal _______  Other: ___________________


Type of Transaction

Purchase __________ Sale___________ Gift__________  Other/Describe ____________

Have you bought/sold the same or an equivalent security within the past 60 days?

Yes _____  No ______


If yes, please discuss this transaction with the Compliance Department PRIOR TO ENTERING INTO the transaction.

Transaction is:       Approved _________          Not Approved ________


If Approved, approval valid for TRADE DATE: ___________________________

PLEASE FORWARD TO THE CHIEF COMPLIANCE OFFICER, SH11.


Pre-Clearance Officer:_________________________________________________


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                                   APPENDIX F

                       AELTUS INVESTMENT MANAGEMENT, INC.

                             EMPLOYEE CERTIFICATION

                              Aeltus Code of Ethics

I certify that I have read and understood the Aeltus Code of Ethics, and acknowledge that I am subject to the policies and procedures contained therein.

Please sign and return this certification to the attention of the Chief Compliance Officer, SH11, as soon as possible.

Print Name: __________________________________________

Signature:  __________________________________________

Date:       __________________________________________




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